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                                                                   Exhibit 3.13

                            UNITED STATES OF AMERICA
              Michigan Department of Consumer and Industry Services
                                Lansing, Michigan

This is to Certify That

                            U.S. STABILIZATION, INC.

was incorporated on August 17, 1989, as a Michigan profit corporation, and said corporation is in existence under the laws of this State.

This certificate is issued to attest to the fact that the corporation is in good standing in this office as of this date and is duly authorized to transaction business or conduct affairs in Michigan and for no other purpose. It is in the usual form, made by me as the proper officer, and is entitled to have full faith and credit given it in every court and office within the United States.

                                   In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department in the City of Lansing, this 19th day of February, 1998.


                                                                      , Director


173                          Corporation, Securities and Land Development Bureau
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                            UNITED STATES OF AMERICA
              Michigan Department of Consumer and Industry Services
                                Lansing, Michigan

This is to Certify that the Annexed copy has been compared by me with the record on file in this Department and that the same is a true copy thereof.

                                   In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department in the City of Lansing, this 19th day of February, 1998.


                                                                      , Director


172                          Corporation, Securities and Land Development Bureau
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      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
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(FOR BUREAU USE ONLY)                                           Date Received

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                                                            --------------------
EFFECTIVE DATE:

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CORPORATION IDENTIFICATION NUMBER   168-092
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                            ARTICLES OF INCORPORATION
                     For use by Domestic Profit Corporation
   (Please read instructions and Paperwork Reduction Act notice on last page)

      Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

Article I
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The name of the corporation is:

         U.S. Stabilization, Inc.
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Article II
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The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

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Article III
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The total authorized capital stock is:

1. Common Shares   50,000                            ParValue Per Share $   1.00
                 ---------------------------------                       -------

   Preferred Shares                                  ParValue Per Share $
                 ---------------------------------                       -------

and/or shares without part value as follows:

2. Common Shares                                     ParValue Per Share $
                 ---------------------------------                       -------

   Preferred Shares                                  ParValue Per Share $
                 ---------------------------------                       -------

3. A statement of all or any of the relative rights, preferences and limitation of the shares of each class is as follow:

                  None

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Article IV
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1. The address of the registered office is:

      1088 Scheurmann      Essexville     Michigan     48732
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      (Street Address)     (City)         (State)      (Zip Code)

2. The mailing address of the registered office if different than above:

                                          Michigan
      -----------------------------------------------------------
      (Street Address)     (City)         (State)      (Zip Code)

3. The name of the resident agent at the registered office is: Michael J. Adams

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Article V
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The name(s) and address(es) of the incorporator(s) is(are) as follows:

Name                                          Residence or Business Address

      Michael J. Adams                 4670 Birchwood, Bay City, Michigan  48706
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Article VI (Optional. Delete if not applicable)
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When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
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Article VII (Optional. Delete if not applicable)
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Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth action so taken, is signed by the holders outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
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Use space below for additional Articles or for continuation of previous
Articles. Please identify any Article being continued or added. Attach additional pages if needed.

I (We), the incorporator(s) sign my (our) name(s) this 14th day of August, 1989.


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                                                   Michael J. Adams
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